EXHIBIT 23




         CONSENT OF WIPFLI LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference to the Annual
Report (Form 10-KSB) of Oakridge Holdings, Inc. and
Subsidiaries of our report dated August 13, 2004, included in the 2004 Consolidated Financial Statements of Oakridge
Holdings, Inc. and Subsidiaries.



/s/ Wipfli LLP

Wipfli, LLP

August 13, 2004
Minneapolis, Minnesota